FIFTH AMENDMENT TO REAL ESTATE PURCHASE AGREEMENT

THIS FIFTH AMENDMENT TO REAL ESTATE PURCHASE AGREEMENT (the “Amendment”) is made effective as of the 27th day of August, 2015, by and among JAN MALCOLM JONES, JR., INDIVIDUALLY, RANDALL THOMAS SKINNER, INDIVIDUALLY, EDWARD SKINNER JONES, AS TRUSTEE OF THE EDWARD SKINNER JONES REVOCABLE LIVING TRUST DATED JANUARY 31, 1989, ARTHUR CHESTER SKINNER, III, AS TRUSTEE OF THE ARTHUR CHESTER SKINNER, III REVOCABLE LIVING TRUST DATED FEBRUARY 10, 1984, AS AMENDED, VIRGINIA JONES CHAREST, FORMERLY KNOWN AS VIRGINIA SKINNER JONES, AS TRUSTEE OF THE VIRGINIA SKINNER JONES LIVING TRUST DATED SEPTEMBER 16, 1998, DAVID GODFREY SKINNER, AS TRUSTEE OF THE DAVID GODFREY SKINNER REVOCABLE LIVING TRUST DATED MARCH 12, 1986, AS AMENDED, PATRICIA SKINNER CAMPBELL, AS TRUSTEE OF THE PATRICIA SKINNER CAMPBELL REVOCABLE TRUST AGREEMENT DATED OCTOBER 24, 2002, AS AMENDED, CHRISTOPHER FORREST SKINNER, AS TRUSTEE OF THE CHRISTOPHER FORREST SKINNER REVOCABLE LIVING TRUST DATED NOVEMBER 28, 1989, and KATHERINE SKINNER NEWTON, AS TRUSTEE OF THE KATHERINE SKINNER NEWTON LIVING TRUST AGREEMENT DATED MARCH 31, 1987, as amended, owners of record (hereinafter collectively referred to as “SELLER”), and PGP JACKSONVILLE TC, LLC, a Delaware limited liability company, or its assigns (hereinafter referred to as “BUYER”)

WHEREAS, the Seller and Buyer entered into that certain Real Estate Purchase Agreement dated December 15, 2014, as amended by that certain First Amendment to Real Estate Purchase Agreement dated March 16, 2015, as further amended by that certain Second Amendment to Real Estate Purchase Agreement dated May 15, 2015, as further amended by that certain Third Amendment to Real Estate Purchase Agreement dated May 22, 2015 and as further amended by that certain Fourth Amendment to Real Estate Purchase Agreement dated August 12, 2015 (collectively, the “Agreement”) for the sale and purchase of that certain real estate located in City of Jacksonville, Duval County, Florida, as more particularly defined in the Agreement (the “Property”); and

WHEREAS, the parties now desire to confirm that the Agreement remains in full force and effect, except as amended hereby.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants and agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.Immediate Release of Deposit. Buyer hereby authorizes and directs the Escrow Agent to release to the Seller immediately One Million and No/100 Dollars ($1,000,000.00) of the Deposit which is held by the Escrow Agent, and such amount shall be credited to the

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Purchase Price at Closing or retained by Seller as liquidated damages, as provided in the Agreement.
2.Additional Deposits. Buyer shall deliver to Escrow Agent the following amounts by wire transfer on or before the dates set forth below:
Upon execution:     $500,000.00
November 1, 2015:     $250,000.00
December 1, 2015:     $250,000.00
January 1, 2016:     $250,000.00
(each an “Additional Deposit” and collectively the “Additional Deposits”). Such amounts shall be immediately released to Seller upon receipt by Escrow Agent, included in the definition of “Deposit”, and credited to the Purchase Price at Closing or retained by Seller as liquidated damages in the event of a Buyer default, as provided in the Agreement. The Purchase Price shall be amended and increased by an amount equal to each Additional Deposit received by Seller. Notwithstanding the foregoing, if Closing occurs or Buyer terminates this Agreement prior to any of the dates specified above, then no further Additional Deposits shall be due. In the event Buyer fails to deliver timely any of the foregoing Additional Deposits, and Buyer has not terminated the Agreement or closed the transaction, Buyer shall be in default of the Agreement, and the Agreement shall automatically terminate (without notice or opportunity to cure), except for those obligations and indemnities that expressly survive such termination. Buyer hereby waives any contingencies in the Agreement. Buyer acknowledges that the Deposit is non-refundable under all circumstances other than Seller’s default.
3.Closing Date. The parties agree that, notwithstanding anything in the Agreement to the contrary, the Closing Date shall be on January 28, 2016, or such earlier date as elected by Buyer upon ten (10) business days’ prior written notice to Seller.

4.Seller’s Performance; No Default. Buyer acknowledges that, as of the effective date of this Amendment, Seller has fully performed under the Agreement and is not in default of the Agreement.
5.Conflict. All of the terms and conditions of the Agreement shall remain in effect, if a conflict exists between the Agreement and this Amendment, the terms of this Amendment shall control.
6.Counterparts. This Amendment may be executed in counterparts, each of which shall be binding upon any party executing the same and all of which together shall constitute one and the same document.
7.Defined Terms. All terms not otherwise defined herein shall have the same meaning as ascribed to them in the Agreement.

[SIGNATURES COMMENCE ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, Seller and Buyer have each set their hands and seals hereto, or have caused this instrument to be executed by its duly authorized officer.

BUYER:

PGP JACKSONVILLE TC, LLC
a Delaware limited liability company

By:     Preferred Growth Properties, LLC
a Delaware limited liability company

By:    BOOKS-A-MILLION, INC.
a Delaware corporation
Its Managing Member

By:    /s/ James F. Turner
        James F. Turner
        Executive Vice President,
        Business Development

Executed by above-named Buyer as of
the 3rd day of September, 2015.

Buyer’s Address for Notices:

Mr. James F. Turner
Books-A-Million, Inc.
402 Industrial Lane
Birmingham, AL 35211

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"Seller"

/s/ Jan Malcolm Jones, Jr.		/s/ Randall Thomas Skinner
Jan Malcolm Jones, Jr., individually		Randall Thomas Skinner, individually

Date Executed: September 4, 2015		Date Executed: September 3, 2015

/s/ Edward Skinner Jones		/s/ Arthur Chester Skinner, III
Edward Skinner Jones, as Trustee of the Edward Skinner Jones Revocable Living Trust Dated January 31,1989		Arthur Chester Skinner, III, as Trustee of the Arthur Chester Skinner, III Revocable Living Trust dated February 10, 1984, as amended

Date Executed: September 3, 2015		Date Executed: September 4, 2015

/s/ Virginia Jones Charest		/s/ David Godfrey Skinner
Virginia Jones Charest, formerly known as Virginia Skinner Jones, as Trustee of the Virginia Skinner Jones Living Trust dated September 16, 1998		David Godfrey Skinner, as Trustee of the David Godfrey Skinner Revocable Living Trust dated March 12, 1986, as amended

Date Executed: September 9, 2015		Date Executed: September 3, 2015

/s/ Patricia Skinner Campbell		/s/ Christopher Forrest Skinner
Patricia Skinner Campbell, as Trustee of the Patricia Skinner Campbell Revocable Trust Agreement dated October 24, 2002, as amended		Christopher Forrest Skinner, as Trustee of the Christopher Forrest Skinner Revocable Living Trust dated November 28, 1989, as amended

Date Executed: September 3, 2015		Date Executed: September 3, 2015

/s/ Katherine Skinner Newton
Katherine Skinner Newton, as Trustee of the Katherine Skinner Newton Living Trust Agreement dated March 31, 1987

Date Executed: September 3, 2015

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